Q3 2010 Financial Results

Micromet Reports Third Quarter 2010 Financial Results
- Company to host conference call today at 8:30 AM ET to review financial results and recent pipeline progress -

Bethesda, MD, November 9, 2010 --Micromet, Inc. (Nasdaq: MITI), a biopharmaceutical company focused on the development and commercialization of next-generation antibodies for the treatment of cancer, today announced its financial results for the third quarter and nine months ended September 30, 2010.

“With clinical trials of our lead product candidate blinatumomab now underway in patients with both early and advanced stages of acute lymphoblastic leukemia (ALL), we are on track to roll out a comprehensive development plan evaluating blinatumomab across the spectrum of the disease," said Christian Itin, Ph.D., President and Chief Executive Officer.  “We look forward to reporting new data from on-going blinatumomab trials at the American Society of Hematology Annual Meeting in December.”

Recent Events:

•
In September, the Company initiated a European pivotal clinical trial of blinatumomab (MT103) in adult patients with minimal residual disease (MRD) positive B-precursor ALL.  This multi-center, single-arm study, also known as BLAST (Blinatumomab Adult ALL MRD Study of T cell engagement), is intended to evaluate the efficacy, safety and tolerability of blinatumomab in up to 130 evaluable adult ALL patients with MRD after treatment with front-line chemotherapy.

•
In September, the Company initiated a phase 2 clinical trial of blinatumomab in adult patients with relapsed or refractory B-precursor ALL.   This single-arm study is intended to evaluate the efficacy, safety and tolerability of blinatumomab in 20 adult patients with B-precursor ALL who are resistant or intolerant to standard chemotherapy.

•
In October, the Company announced that its licensee for MT111, Astra-Zeneca’s subsidiary MedImmune, plans to initiate a phase 1 clinical trial in patients with advanced gastrointestinal cancers based on an investigational new drug application recently accepted by the U.S. Food and Drug Administration.  MedImmune expects to initiate the study in the first half of 2011.

•
In November, the Company announced plans to advance its BiTE antibody MT112 into formal preclinical development in collaboration with its partner Bayer Schering Pharma AG.   Taking this next step toward an IND filing triggers a 2.5 million euro (approximately $3.5 million) milestone payment to Micromet.

•
In November, the Company announced that data on two of its BiTE antibody product candidates will be reported at the 52nd Annual American Society of Hematology Annual Meeting, to be held December 4 – 7 in Orlando, Florida.

Q3 2010 Financial Results

Financial Results for the Three and Nine Months Ended September 30, 2010

Three Months Ended September 30, 2010
For the three months ended September 30, 2010, Micromet recognized total revenues of $6.7 million, compared to $4.0 million for the same period in 2009. Total operating expenses were $16.1 million for the three months ended September 30, 2010, compared to $17.1 million for the same period in 2009.

Loss from operations for the three months ended September 30, 2010 was $9.5 million, compared to a loss from operations of $13.1 million for the same period in 2009.

For the three months ended September 30, 2010, Micromet reported a net loss of $10.4 million, or a loss of $0.13 per basic and diluted common share, compared to a net loss of $19.9 million, or a loss of $0.32 per basic and diluted common share, for the same period in 2009.

Nine Months Ended September 30, 2010
For the nine months ended September 30, 2010, Micromet recognized total revenues of $19.5 million, compared to $16.4 million for the same period in 2009. Total operating expenses were $50.9 million for the nine months ended September 30, 2010, compared to $42.1 million for the same period in 2009.

Loss from operations for the nine months ended September 30, 2010 was $31.4 million, compared to a loss from operations of $25.7 million for the same period in 2009.

For the nine months ended September 30, 2010, Micromet reported a net loss of $29.8 million, or a loss of $0.38 per basic and diluted common share, compared to a net loss of $34.2 million, or $0.62 per basic and diluted common share, for the same period in 2009.

Micromet's cash, cash equivalents and investments were $164.3 million as of September 30, 2010.

Webcast and Conference Call
Micromet management will host a conference call today at 8:30 AM ET to review the Company's third quarter 2010 results and recent corporate progress. To participate in the conference call, please dial 866-713-8395 (domestic) or 617-597-5309 (international) and reference the access code 11269684. The presentation will be available via webcast in the Investor Relations section of the Micromet website at www.micromet.com.

A replay of the call will be available from 11:30 AM ET on November 9, 2010 until midnight ET on December 9, 2010. To access the replay, please dial 888-286-8010 (domestic) or 617-801-6888 (international) and reference the access code 63331845. The archived webcast will be available for 30 days in the Investor Relations section of the Micromet website at www.micromet.com.

About Micromet, Inc.
Micromet, Inc. is a biopharmaceutical company focused on the discovery, development and commercialization of innovative antibody-based therapies for the treatment of cancer. Its product development pipeline includes novel antibodies generated with its proprietary BiTE® technology, as well as conventional monoclonal antibodies. The Company’s lead product candidate blinatumomab (MT103) is currently the subject of a European pivotal trial in patients with minimal residual disease positive acute lymphoblastic leukemia.  Micromet has collaborations with a number of leading pharmaceutical and biotechnology companies, including Bayer Schering Pharma, Boehringer Ingelheim, MedImmune, Merck Serono, Nycomed and sanofi-aventis. Additional information can be found at www.micromet.com.

Q3 2010 Financial Results

Safe Harbor Statement

This release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. These forward-looking statements include statements regarding the development and commercialization of blinatumomab and other BiTE antibodies by us and our collaborators, including the development of BiTE antibodies for the treatment of hematological cancers and the conduct and timing of ongoing and future clinical trials involving these product candidates, as well as plans regarding our regulatory strategy and announcements and publication of clinical data. You are urged to consider statements that include the words “continues,” "will," "believes," "potential," "plans," "intends," “expects” or the negative of those words or other similar words to be uncertain and forward-looking. Factors that may cause actual results to differ materially from any future results expressed or implied by any forward-looking statements include the risk that blinatumomab or our other product candidates do not demonstrate safety and/or efficacy in future clinical trials, delays in development and testing, the risk that we will not obtain approval to market blinatumomab or our other BiTE antibodies, and the risks associated with reliance on outside financing to meet capital requirements. These factors and others are more fully discussed in Micromet's Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 5, 2010, and Micromet's Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, filed with the SEC on August 6, 2010, as well as other filings by the Company with the SEC.

Contact:
Jennifer Neiman
Director, Corporate Communications
Micromet, Inc.
240-235-0246
jennifer.neiman@micromet.com

Q3 2010 Financial Results

Micromet, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except par value)

	Sept. 30, 2010	Dec. 31, 2009
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$99,746	$113,434
Short-term investments	61,820	4,169
Accounts receivable	2,460	464
Prepaid expenses and other current assets	3,284	2,156
Total current assets	167,310	120,223
Property and equipment, net	5,157	3,959
Goodwill	6,462	6,462
Patents, net	485	1,016
Long-term investments	2,751	-
Restricted cash	2,114	3,153
Total assets	$184,279	$134,813

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,479	$6,053
Accrued expenses	9,697	16,360
Common stock warrants liability	18,726	20,244
Current portion of deferred revenue	8,813	9,838
Total current liabilities	42,715	52,495
Deferred revenue, net of current portion	21,934	13,281
Other non-current liabilities	1,348	2,196
Stockholders’ equity:
Preferred stock, $0.00004 par value; 10,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.00004 par value; 150,000 shares authorized; 80,999 shares issued and outstanding at September 30, 2010 and 69,178 shares issued and outstanding at December 31, 2009	3	3
Additional paid-in capital	396,865	314,627
Accumulated other comprehensive income	7,080	8,062
Accumulated deficit	(285,666)	(255,851)
Total stockholders´ equity	118,282	66,841
Total liabilities and stockholders’ equity	$184,279	$134,813

Q3 2010 Financial Results

Micromet, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenues
Collaboration agreements	$6,464	$3,361	$19,027	$15,261
License fees and other	194	660	490	1,153
Total revenues	6,658	4,021	19,517	16,414
Operating expenses
Research and development	11,468	12,871	35,684	30,151
General and administrative	4,650	4,261	15,258	11,936
Total operating expenses	16,118	17,132	50,942	42,087
Loss from operations	(9,460)	(13,111)	(31,425)	(25,673)
Other income (expense)
Interest expense	(230)	(52)	(378)	(222)
Interest income	303	66	533	346
Change in fair value of warrants	(753)	(6,354)	1,518	(8,183)
Other income (expense)	(278)	(441)	(63)	(437)
Net loss	$(10,418)	$(19,892)	$(29,815)	$(34,169)
Basic and diluted net loss per common share	$(0.13)	$(0.32)	$(0.38)	$(0.62)
Weighted average shares used to compute basic and diluted net loss per share	80,992	62,655	77,652	55,058